PROXY                        COMMUNITY BANCORP.
                  Proxy for Annual Meeting of Shareholders
                                May 2, 1995

      The undersigned hereby appoints Robert W. Darby,
Michael H. Dunn and Roger D. Whitcomb, or any one or more of them, attorney with full power of substitution in each, to vote the common stock of Community Bancorp. that the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders to be held at the Elks Club, Derby, Vermont, on Tuesday, May 2, 1995 at 5:30 p.m. and at any adjournment thereof.

1.  ELECTION OF THREE DIRECTORS (Class expiring in 1998)
    [ ]  FOR ALL NOMINEES LISTED BELOW       [ ]  WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)       for all nominees listed below

To serve until the 1998 Annual Meeting: FRANCIS P. ALLARD, MARCEL M. LOCKE AND GEORGE B. ROY.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. To ratify the selection of the independent public accounting firm of A.M. Peisch & Company as the Corporation's external auditors for the fiscal year ending December 31, 1995.
    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. In their discretion, to act upon such other business as may properly come before the meeting or any adjournment thereof. If any such business is presented, it is the intention of the proxies to vote the shares represented hereby in accordance with the recommendations of management.



      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this Proxy will be voted FOR Items 1 and 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                                         Dated: ________________ ,1995

                                         ______________________________
                                         Signature(s) of Shareholder(s)

                                         ______________________________
                                         Signature(s) of Shareholder(s)

                                         Please sign exactly as name is
                                         printed on this proxy. When signing
                                         as attorney, executor, administrator,
                                         trustee, guardian, or in any other
                                         representative capacity, please so
                                         indicate. All joint owners must sign.